EXHIBIT 5




                                   May 8, 2002

Brightcube, Inc.
240 Center Street
El Segundo, California  90245

Re:   Registration Statement on Form SB-2
      33,555,000 Shares of Brightcube, Inc. Common Stock

Ladies and Gentlemen:

     We have examined the registration statement on Form SB-2 (the "Registration Statement") to be filed by Brightcube, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of up to 33,555,000 shares of the Company's common stock, par value $.001 per share (the "Shares").

     Of  the  Shares:

            - 30,000,000 Shares may be offered from time to time in one or more offerings;

            - 2,290,000 Shares may be issued upon exercise of warrants held by certain investors in the Company;

            - 265,000 Shares were previously issued in connection with bridge loans made to the Company; and

            - 1,000,000 Shares may be acquired upon exercise of warrants which may be issued to the Company's placement agent in connection with the sale of the Shares pursuant to the prospectus which is part of the Registration Statement.

     We have examined the proceedings taken by the Company in connection with the authorization and issuance of the Shares being registered in this Registration Statement.

     This opinion is being furnished in accordance with the requirements of Item 27 of Form SB-2 and Item 601(b)(5)(i) of Regulation S-B.

     Based upon such examination and upon such matters of fact and law as we deem relevant, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and when sold, will be legally issued, fully paid and


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non-assessable.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we fall within the category of persons whose consent is required under Section 7 of the 1933 Act, the rules and regulations of the Securities and Exchange Commission adopted thereunder, or Item 509 of Regulation S-B.

                                                  Very truly yours,

                                                  GREENBERG TRAURIG, LLP

                                                     /s/
                                                  John C. Kirkland


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